Exhibit (99)




                   TENGTU INTERNATIONAL CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999

                                     ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                      $    406,131
    Accounts receivable, net of allowance for
         doubtful accounts of $209,981                                  437,792
    Due from related party                                              323,287
    Prepaid expenses                                                     29,903
    Inventories                                                          34,448
    Other receivables                                                    32,741
                                                                   ------------
                  Total Current Assets                                1,264,302

PROPERTY AND EQUIPMENT, net                                           1,372,080

OTHER ASSETS                                                             59,440
                                                                   ------------
TOTAL ASSETS                                                       $  2,695,822
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Accounts payable                                               $  1,607,699
    Accrued expenses                                                    465,704
    Due to related party consultants                                  1,059,549
    Other liabilities                                                    65,235
                                                                   ------------
                  Total Current Liabilities                           3,198,187
                                                                   ------------

COMMITMENTS [Note 8]

MINORITY INTEREST                                                       577,823
                                                                   ------------

STOCKHOLDERS' DEFICIT
    Preferred stock, par value $.01 per share; authorized
     10,000,000 shares; issued -0- shares
    Common stock, par value $.01 per share; authorized
     100,000,000 shares; issued 19,477,607 shares                       194,777
    Additional paid in capital                                        9,402,909
    Common Stock Options outstanding                                     53,625
    Accumulated deficit                                             (10,542,742)




    Accumulated Other Comprehensive Income (Loss):
    Cumulative translation adjustment                                    (5,150)
                                                                   ------------
                                                                     (1,079,404)
    Less: Treasury stock, at cost, 78,420 common shares                    (784)
    Less: Unamortized deferred compensation                            (182,813)
                                                                  -------------
                           Total Stockholders' Deficit               (1,080,188)
                                                                   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                        $  2,695,822
                                                                   ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.





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

                   TENGTU INTERNATIONAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE QUARTER ENDED DECEMBER 31, 1999
                                   (UNAUDITED)

                                                    QUARTER ENDED QUARTER ENDED
                                     YEAR TO DATE      DEC 31        SEPT 30
                                         1999           1999           1999
                                         ----           ----           ----

SALES                               $    541,504         149,500         392,004
COST OF SALES                            408,097         200,629         207,468
                                    ------------    ------------    ------------
GROSS INCOME                             133,407         (51,129)        184,536
                                    ------------    ------------    ------------
OPERATING EXPENSES
  Research and development                     0               0               0
  General and administrative           1,138,361         652,714         485,647
  Advertising                                  0               0               0
  Selling                                225,751         114,879         110,872
  Depreciation and amortization           27,772          17,727          10,045
                                    ------------    ------------    ------------
                                       1,391,684         785,320         606,564
                                    ------------    ------------    ------------
OTHER INCOME (EXPENSE)
  Interest income                          1,196             794             402
 Other income                                  0               0               0
                                    ------------    ------------    ------------
                                           1,196             794             402
                                    ------------    ------------    ------------
LOSS BEFORE MINORITY INTERESTS        (1,257,281)       (836,656)       (421,626)
MINORITY INTERESTS IN
  SUBSIDIARY'S EARNINGS                 (202,929)       (176,328)        (26,601)
                                    ------------    ------------    ------------
NET LOSS                            $ (1,054,352)       (659,327)       (395,025)
                                    ============    ============    ============
NET LOSS PER COMMON SHARE           $      (0.05)          (0.03)          (0.02)

WEIGHTED AVERAGE NUMBER OF SHARES     19,545,922      19,614,237      19,477,607





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



                   TENGTU INTERNATIONAL CORP. AND SUBSIDIARIES
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                     FOR THE QUARTER ENDED DECEMBER 31, 1999
                                   (UNAUDITED)




                                                                                           ACCUMULATED    COMMON
                                 COMMON STOCK        ADDITIONAL    PAID-IN                   OTHER        STOCK       TREASURY
                                 ------------         PAID-IN      CAPITAL   COMPREHENSIVE ACCUMULATED COMPREHENSIVE   OPTIONS
                              SHARES       AMOUNT      CAPITAL     WARRANT   INCOME (LOSS)  DEFICIT   INCOME (LOSS) OUTSTANDING
                              ------       ------      -------     -------   ------------- ---------- ------------- -----------
Balance-June 30, 1998                                                        (4,406,008)
Balance-June 30, 1998         19,297,107  $ 192,972  $9,394,651         0                $(8,594,930)   $(21,385)             0

Issuance of common stock
related to deferred
compensation                     180,500      1,805       8,258

Amortization of deferred
compensation related to
stock options and common
stock for services

Issuance of common stock
options for services at fair
value                                                                                                                    53,625

Other Comprehensive Income:
Foreign currency adjustment                                                      16,235                   16,235

Comprehensive Income:
Net loss                                                                                  (1,947,822)

Comprehensive Income                                                         (1,947,822)

                              --------------------------------------------------------------------------------------------------
                                                                             (1,931,567)
                                                                            -----------
Balance June 30, 1999         19,477,607    194,777   9,402,909          0               (10,542,752)     (5,150)        53,625


Amortization of deferred
compensation related to
stock options and common
stock for services

Other Comprehensive Income
Foreign currency adjustment                                                     (35,694)                 (35,694)

Comprehensive Income:
Net loss                                                                                   ($395,025)

Comprehensive Income                                                          ($395,025)

                              --------------------------------------------------------------------------------------------------
                                                                               (430,719)
                                                                               --------
Balance - Sept. 30, 1999      19,477,607    194,777   9,402,909          0               (10,937,777)    (40,844)        53,625

Other Comprehensive Income
Foreign currency adjustment                                                      25,525                   25,525

Issuance of common stock       1,080,000     10,800     178,950

Paid-in Capital - Warrant                                          346,154

Amortization of deferred
compensation related to
stock options and common
stock for services

Comprehensive Income
Net Loss

Comprehensive Income                                                           (659,327)
                              --------------------------------------------------------------------------------------------------
                                                                             (1,064,520)
                                                                             ----------
Balance - December 31, 1999   20,557,607   $205,577  $9,581,859  $ 346,154              ($11,597,104)   ($15,318)       $53,525
                              ==========   ========  ==========  =========              ============    ========        =======




                               UNAMORTIZED              STOCK-
                                STOCK AT    DEFERRED    HOLDERS'
                                 COST     COMPENSATION  DEFICIT
                               ---------- ------------  -------

Balance-June 30, 1998
Balance-June 30, 1998              $(784)    (476,563)    483,961

Issuance of common stock
related to deferred
compensation                                               10,063

Amortization of deferred
compensation related to
stock options and common
stock for services                            293,750     293,750

Issuance of common stock
options for services at fair
value                                                      53,625

Other Comprehensive Income:
Foreign currency adjustment                                16,235

Comprehensive Income:
Net loss                                               (1,947,822)

Comprehensive Income

                              -----------------------------------


Balance June 30, 1999               (784)    (182,813) (1,080,188)


Amortization of deferred
compensation related to
stock options and common
stock for services                             60,938      60,938

Other Comprehensive Income
Foreign currency adjustment                               (35,694)

Comprehensive Income:
Net loss                                                 (395,025)

Comprehensive Income                                            0

                              -----------------------------------


Balance - Sept. 30, 1999            (784)    (121,875) (1,449,969)

Other Comprehensive Income                                      0
Foreign currency adjustment                                25,525

Issuance of common stock                                  189,750

Paid-in Capital - Warrant                                 346,154

Amortization of deferred
compensation related to
stock options and common
stock for services                             60,938      60,938

Comprehensive Income
Net Loss

Comprehensive Income                                     (659,327)
                              -----------------------------------


Balance - December 31, 1999        ($784)    ($60,937)($1,486,926)
                                   =====     ======== ===========



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


                   TENGTU INTERNATIONAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE QUARTER ENDED DECEMBER 31, 1999
                                   (UNAUDITED)

                                                      YEAR TO DATE         DEC 31       SEPT 30
                                                          1999              1999         1999
                                                          ----              ----         ----


CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                               $(1,054,352)      (659,327)     (395,025)
Adjustments to reconcile net loss to net cash
     used by operating activities
  Depreciation and amortization                            124,026         70,128        53,898
  Minority interest in subsidiary                         (261,137)      (234,536)      (26,601)
  Unamortized deferred compensation                              0         60,938        60,938
  Common stock options outstanding                               0              0             0
  Changes in operating assets and liabilities
    Decrease (Increase) on operating assets:
      Accounts receivable                                  132,704        192,011       (59,307)
      Prepaid expenses                                      (7,724)         9,635       (17,359)
      Inventories                                           (4,069)            75        (4,144)
      Other receivables                                       (159)         2,458        (2,617)
      Due from related party                                15,366         (8,588)       23,954
      Other assets                                          45,690             (8)       45,698
   Increase (Decrease) on operating liabilities:
      Accounts payable                                    (138,532)      (189,399)       50,867
      Due to related party consultants                     240,000        120,000       120,000
      Other liabilities                                    (17,503)             0       (17,503)
                                                       -----------    -----------   -----------
         Net Cash Used by Operating Activities            (925,609)      (636,613)     (167,201)
                                                       -----------    -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                       (13,445)       (13,445)            0
                                                       -----------    -----------   -----------
         Net Cash Used by Investing Activities             (13,445)       (13,445)            0
                                                       -----------    -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in shareholder's loan                           361,455          3,520       357,935
  Increase in convertible debenture                      1,153,848      1,153,846             0
  Paid in capital - warrant                                346,154        346,154             0
  Issuance of common shares                                189,750        189,750             0
                                                       -----------    -----------   -----------
           Net Cash Provided by Financing Activities     2,051,205      1,693,270       357,935
                                                       -----------    -----------   -----------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                    (10,168)        25,526       (35,694)
                                                       -----------    -----------   -----------

INCREASE (DECREASE) IN CASH AND CASH                     1,223,778      1,068,738       155,040
EQUIVALENTS

CASH AND CASH EQUIVALENTS, beginning of quarter            406,131        561,171       406,131
                                                       -----------    -----------   -----------
CASH AND CASH EQUIVALENTS, end of quarter              $ 1,629,909      1,629,909       561,171
                                                       ===========    ===========   ===========







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